EXHIBIT 99.1

Crexendo Announces Strong Second Quarter 2025 Results

PHOENIX, AZ / ACCESSWIRE / August 5, 2025 / Crexendo, Inc. (NASDAQ: CXDO), an award-winning software technology company that is a premier provider of cloud communication platform and services, video collaboration and managed IT services tailored to businesses of all sizes, today announced financial results for the second quarter ended June 30, 2025.

Second Quarter Financial highlights:

•	Total revenue increased 13% year-over-year to $16.6 million
•	GAAP net income of $1.2 million, or $0.04 per basic and diluted common share.
•	Non-GAAP net income of $2.9 million, or $0.10 per basic common share and $0.09 per diluted common share.

Financial Results for the Second Quarter of 2025

Total Revenue: Consolidated total revenue for the second quarter of 2025 increased 13%, or $1.9 million, to $16.6 million compared to $14.7 million for the second quarter of 2024.

Service Revenue: Consolidated service revenue for the second quarter of 2025 increased 4%, or $0.3 million, to $8.4 million compared to $8.1 million for the second quarter of 2024.

Software Solutions Revenue: Consolidated software solutions revenue for the second quarter of 2025 increased 31%, or $1.7 million, to $7.0 million compared to $5.3 million for the second quarter of 2024.

Product Revenue: Consolidated product revenue for the second quarter of 2025 decreased 7%, or $0.1 million, to $1.2 million compared to $1.3 million for the second quarter of 2024.

Operating Expenses: Consolidated operating expenses for the second quarter of 2025 increased 10%, or $1.3 million, to $15.4 million compared to $14.1 million for the second quarter of 2024.

Net Income/(Loss): The Company reported net income of $1.2 million for the second quarter of 2025, or $0.04 per basic and diluted common share, compared to net income of $0.6 million, or $0.02 per basic and diluted common share for the second quarter of 2024.

Non-GAAP: Non-GAAP net income of $2.9 million for the second quarter of 2025, or $0.10 per basic common share and $0.09 per diluted common share, compared to non-GAAP net income of $2.1 million or $0.08 per basic common share and $0.07 per diluted common share for the second quarter of 2024.

EBITDA and Adjusted EBITDA: EBITDA for the second quarter of 2025 of $2.0 million compared to $1.4 million for the second quarter of 2024. Adjusted EBITDA for the second quarter of 2025 of $2.8 million compared to $2.2 million for the second quarter of 2024.

Financial Results for the six months ended June 30, 2025

Total Revenue: Consolidated total revenue for the six months ended June 30, 2025 increased 13%, or $3.6 million, to $32.6 million compared to $29.0 million for the six months ended June 30, 2024.

Service Revenue: Consolidated service revenue for the six months ended June 30, 2025 increased 4%, or $0.7 million, to $16.6 million compared to $15.9 million for the six months ended June 30, 2024.

Software Solutions Revenue: Consolidated software solutions revenue for the six months ended June 30, 2025 increased 32%, or $3.3 million, to $13.8 million compared to $10.5 million for the six months ended June 30, 2024.

1

Product Revenue: Consolidated product revenue for the six months ended June 30, 2025 decreased 15%, or $(0.4) million, to $2.2 million compared to $2.6 million for the six months ended June 30, 2024.

Operating Expenses: Consolidated operating expenses for the six months ended June 30, 2025 increased 9%, or $2.5 million, to $30.4 million compared to $27.9 million for the six months ended June 30, 2024.

Net Income/(Loss): The Company reported net income of $2.4 million for the six months ended June 30, 2025, or $0.08 per basic and diluted common share, compared to net income of $1.0 million, or $0.04 per basic common share and $0.03 per diluted common share for the six months ended June 30, 2024.

Non-GAAP: Non-GAAP net income of $5.5 million for the six months ended June 30, 2025, or $0.19 per basic common share and $0.18 per diluted common share, compared to non-GAAP net income of $4.1 million or $0.15 per basic common share and $0.14 per diluted common share for the six months ended June 30, 2024.

EBITDA and Adjusted EBITDA: EBITDA for the six months ended June 30, 2025 of $3.9 million compared to $2.7 million for the six months ended June 30, 2024. Adjusted EBITDA for the six months ended June 30, 2025 of $5.5 million compared to $4.3 million for the six months ended June 30, 2024.

Cash and Cash Equivalents: Total cash and cash equivalents at June 30, 2025 was $23.5 million compared to $18.2 million at December 31, 2024.

Cash Flow: Cash provided by operating activities for the six months ended June 30, 2025 and June 30, 2024, respectively was $2.5 million. Cash provided by financing activities for the six months ended June 30, 2025 was $2.7 million compared to cash provided by financing activities of $0.8 million for the six months ended June 30, 2024.

Management Commentary

“Our strong second quarter performance underscores our continued momentum and laser-like focus on profitable growth,” said Jeff Korn, Crexendo Chief Executive Officer and Chairman of the Board. “We achieved a 13% year-over-year increase in total revenue to $16.6 million, driven by particularly impressive 31% growth in our software solutions segment that continues to be our strategic moat around our business. This marks our eighth consecutive quarter of GAAP profitability and 27th consecutive quarter of Non-GAAP net income. Our $1.2 million in net income and $2.8 million in adjusted EBITDA are clear indicators of the strength and scalability of our business model. These results are especially notable as we continue to invest in infrastructure and in the expansion of our products and services to secure long-term success.”

Korn added, “We continue to execute on our strategic priorities such as closing our international data centers and expanding our Oracle Cloud Infrastructure (OCI) presence while maintaining cost discipline and expanding margins. With a robust cash position of $23.5 million and increased cash flow from both operations and financing, we are well-positioned to support continued growth. We remain focused on accelerating telecom services revenue through disciplined, profitable sales initiatives and a targeted review of strategic, accretive acquisitions. I remain highly enthusiastic about our trajectory and the opportunities ahead as we expand our footprint, advance our software platform, embrace AI applications, and continue to enhance long-term shareholder value.”

Conference Call

Crexendo management will hold a conference call today, August 5, 2025, at 4:30 PM Eastern time to discuss these results. Company CEO Jeff Korn, CFO Ron Vincent, and President and COO Doug Gaylor will host the call, followed by a question-and-answer period.

Dial-in Numbers:

Domestic Participants: 888-506-0062

International Participants: 973-528-0011

Participant Access Code: 467741

Please dial in five minutes prior to the beginning of the call at 4:30 PM Eastern time and reference participant access code 467741 and the Crexendo earnings call. A replay of the call will be available until August 12, 2025, by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 52756.

2

About Crexendo

Crexendo, Inc. is an award-winning software technology company that is a premier provider of cloud communication platform software and unified communications as a service (UCaaS) offerings, including voice, video, contact center, and managed IT services tailored to businesses of all sizes. Our cloud communications software solutions currently support over six million end users globally, through an extensive network of over 235 cloud communication platform software subscribers and our direct retail offering.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include Crexendo (i) believing the strong second quarter performance underscores its continued momentum and laser-like focus on profitable growth; (ii) believing its impressive 31% growth in the software solutions segment continues to be the strategic moat around the business; (iii) the $1.2 million in net income and $2.8 million in adjusted EBITDA are clear indicators of the strength and scalability of the business model; (iv) believing these results are especially notable as it continues to invest in infrastructure and in the expansion of  products and services to secure long-term success; (v) the Company continues to execute on strategic priorities such as closing international data centers and expanding Oracle Cloud Infrastructure (OCI) presence while maintaining cost discipline and expanding margins; (vi) believing that with a robust cash position of $23.5 million and increased cash flow from both operations and financing it is well-positioned to support continued growth; (vii) remaining focused on accelerating telecom services revenue through disciplined, profitable sales initiatives and a targeted review of strategic, accretive acquisitions and (viii) remaining highly enthusiastic about its trajectory and the opportunities ahead as it expands its footprint, advance its software platform, embrace AI applications, and continues to enhance long-term shareholder value.

For a more detailed discussion of risk factors that may affect Crexendo's operations and results, please refer to the company's Form 10-K for the year ended December 31, 2024, quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

Company Contact

Crexendo, Inc.

Doug Gaylor

President and Chief Operating Officer

602-732-7990

dgaylor@crexendo.com

3

CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except par value and share data)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$23,450	$18,193
Trade receivables, net of allowance of $146 and $146, respectively	5,620	4,352
Inventories	618	393
Equipment financing receivables, net of allowance of $34 and $69, respectively	1,185	1,049
Contract costs	2,135	1,931
Prepaid expenses	1,297	876
Income tax receivable	227	75
Other current assets	96	13
Total current assets	34,628	26,882

Contract assets, net of allowance of $155 and $127, respectively	433	406
Long-term equipment financing receivables, net of allowance of $76 and $157, respectively	2,657	2,397
Property and equipment, net	292	394
Operating lease right-of-use assets	1,227	1,491
Intangible assets, net	19,431	20,528
Goodwill	9,454	9,454
Contract costs, net of current portion	2,906	2,879
Other long-term assets	335	507
Total Assets	$71,363	$64,938

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$519	$1,003
Accrued expenses	7,468	6,992
Finance leases	3	21
Notes payable	356	478
Operating lease liabilities	475	481
Income tax payable	44	40
Contract liabilities	3,235	3,079
Total current liabilities	12,100	12,094

Contract liabilities, net of current portion	181	293
Finance leases, net of current portion	1	2
Notes payable, net of current portion	-	114
Operating lease liabilities, net of current portion	780	1,022
Total liabilities	13,062	13,525

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 50,000,000 shares, 30,160,217 shares issued and outstanding as of June 30, 2025 and 27,621,557 shares issued and outstanding as of December 31, 2024	30	28
Additional paid-in capital	142,452	138,015
Accumulated deficit	(84,387)	(86,790)
Accumulated other comprehensive income	206	160
Total stockholders' equity	58,301	51,413

Total Liabilities and Stockholders' Equity	$71,363	$64,938

4

CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share and share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Service revenue	$8,374	$8,067	$16,556	$15,912
Software solutions revenue	6,975	5,325	13,843	10,471
Product revenue	1,203	1,293	2,210	2,588
Total revenue	16,552	14,685	32,609	28,971

Operating expenses:
Cost of service revenue	3,556	3,246	7,043	6,355
Cost of software solutions revenue	1,813	1,445	3,303	2,837
Cost of product revenue	687	696	1,286	1,426
Selling and marketing	4,371	3,958	8,660	7,985
General and administrative	3,585	3,432	7,104	6,728
Research and development	1,437	1,328	2,960	2,577
Total operating expenses	15,449	14,105	30,356	27,908

Income/(loss) from operations	1,103	580	2,253	1,063

Other income/(expense):
Interest income	$126	$53	$210	$58
Interest expense	(6)	(11)	(15)	(24)
Other income/(expense), net	57	(7)	47	(21)
Total other income/(expense), net	177	35	242	13

Income/(loss) before income tax	1,280	615	2,495	1,076

Income tax benefit/(provision)	(48)	(27)	(92)	(54)

Net income/(loss)	$1,232	$588	$2,403	$1,022

Earnings per common share:
Basic	$0.04	$0.02	$0.08	$0.04
Diluted	$0.04	$0.02	$0.08	$0.03

Weighted-average common shares outstanding:
Basic	29,430,050	26,664,220	28,731,048	26,489,562
Diluted	31,324,711	29,510,903	31,165,361	29,810,838

5

CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Six Months Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$2,403	$1,022
Adjustments to reconcile net income/(loss) to net cash provided by/(used for) operating activities:
Depreciation and amortization	1,627	1,676
Allowance for credit losses	(88)	8
Share-based compensation	1,488	1,512
Non-cash operating lease amortization	16	(6)
Changes in assets and liabilities:
Trade receivables	(1,268)	(486)
Contract assets	(54)	(21)
Equipment financing receivables	(281)	(321)
Inventories	(225)	(172)
Contract costs	(231)	(574)
Prepaid expenses	(421)	(534)
Income tax receivable	(152)	(79)
Other assets	(321)	(7)
Accounts payable and accrued expenses	(8)	104
Income tax payable	4	(53)
Contract liabilities	44	417
Net cash provided by/(used for) operating activities	2,533	2,486
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(18)	-
Net cash used for investing activities	(18)	-
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments made on finance leases	(19)	(37)
Repayments made on notes payable	(236)	(226)
Proceeds from exercise of options	3,138	1,133
Taxes paid on the net settlement of stock options and RSUs	(187)	(92)
Net cash provided by/(used for) financing activities	2,696	778
Effect of exchange rate changes on cash	46	-
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	5,257	3,264
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	18,193	10,347
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$23,450	$13,611
Cash used during the year for:
Income taxes, net	$(243)	$(186)
Interest expense	$(11)	$(24)
Supplemental disclosure of non-cash investing and financing information:
Capitalized software development costs	$410	$-

6

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (“Non-GAAP”) net income and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation and related taxes, acquisition related expenses, changes in fair value of contingent consideration, amortization of intangibles, and goodwill and long-lived asset impairment. We define EBITDA as U.S. GAAP net income/(loss) before interest expense, interest income and other expense/(income), the gain/(loss) on the sale of property and equipment, goodwill and long-lived asset impairments, provision/(benefit) for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for acquisition related expenses, changes in fair value of contingent consideration and share-based compensation and related taxes. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our August 5, 2025 earnings press release, as furnished on Form 8-K, we included Non-GAAP net income, EBITDA and Adjusted EBITDA. The terms Non-GAAP net income, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income/(loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	they do not reflect changes in, or cash requirements for, our working capital needs;
•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
•	they do not reflect income taxes or the cash requirements for any tax payments;
•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•

while share-based compensation and related taxes is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income, EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

7

Reconciliation of U.S. GAAP Net Income/(Loss) to Non-GAAP Net Income
(Unaudited, in thousands, except for per share and share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
U.S. GAAP net income/(loss)	$1,232	$588	$2,403	$1,022
Share-based compensation and related taxes (1)	825	788	1,623	1,526
Amortization of intangible assets	801	758	1,507	1,518
Non-GAAP net income	$2,858	$2,134	$5,533	$4,066

Non-GAAP earnings per common share:
Basic	$0.10	$0.08	$0.19	$0.15
Diluted	$0.09	$0.07	$0.18	$0.14

Weighted-average common shares outstanding:
Basic	29,430,050	26,664,220	28,731,048	26,489,562
Diluted	31,234,711	29,510,903	31,165,361	29,810,838

Reconciliation of U.S. GAAP Net Income/(Loss) to EBITDA to Adjusted EBITDA
(Unaudited, in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
U.S. GAAP net income/(loss)	$1,232	$588	$2,403	$1,022
Depreciation and amortization	856	836	1,627	1,676
Interest expense	6	11	15	24
Other, net	(183)	(46)	(257)	(37)
Income tax provision	48	27	92	54
EBITDA	1,959	1,416	3,880	2,739
Share-based compensation and related taxes (1)	825	788	1,623	1,526
Adjusted EBITDA	$2,784	$2,204	$5,503	$4,265

———————

(1)

For the three months ended June 30, 2025 and 2024, employer payroll tax expense related to share-based compensation was $63 and $4, respectively. For the six months ended June 30, 2025 and 2024, employer payroll tax expense related to share-based compensation was $135 and $14, respectively.

8